UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2005

ISCO INTERNATIONAL, INC.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS 60007

(Address of Principal Executive Offices)

(847) 391-9400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2005, ISCO International, Inc. (the “Company”), Manchester Securities Corporation, Alexander Finance, L.P., Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation amended the terms of their November 10, 2004 Third Amended and Restated Loan Agreement, to reflect (i) the extension of the termination and maturity dates for the notes evidencing the loans to April 1, 2006; (ii) that commencing on April 1, 2005, interest (other than default interest) will accrue on the notes evidencing the loans at the rate of the lesser of 9% per annum or the highest rate permitted by law; and (iii) corresponding amendments to the terms of the Third Amended and Restated Security Agreement and the Third Amended and Restated Guaranties, both of which were entered into by the parties on November 10, 2004.

No warrants or other inducements were issued as a result of the amendments to the financing.

A copy of the press release dated February 10, 2005, that included the announcement of the amendments to the financing is attached to this Current Report as Exhibit 99.1.

Item 5.02 Departure of Director or Principal officer, Election of Directors, Appointment of Principal Officers.

On February 9, 2005, the Board of Directors (the “Board”) of the Company voted to increase the size of the Board from seven (7) to eight (8) members. In addition, the Board appointed Mr. John S. Thode, the Company’s President and Chief Executive Officer, as a Director, to fill the newly created directorship. Mr. Thode will hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified.

The Company previously disclosed the hiring of Mr. Thode as the Company’s President and Chief Executive Officer in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2005 (the “January 12 8-K”). Pursuant to the Letter Agreement (the “Employment Agreement”) between the Company and Mr. Thode, dated January 6, 2005, Mr. Thode’s annual base salary will be $225,000. In addition, Mr. Thode was also granted non-qualified options to purchase up to 1,550,000 shares of the Company’s common stock. The options were issued outside of the Company’s 2003 Equity Incentive Plan, but were nonetheless subject to terms substantially identical to the 2003 Equity Incentive Plan. The option will vest with respect to 62,500 shares on the last day of each of the 12 calendar months ending after the grant date (or, if sooner, upon a change in control of the Company), provided that Mr. Thode is still employed by the Company through the applicable vesting date. The option will vest with respect to 400,000 of the remaining 800,000 shares if the Company achieves certain quarterly and annual revenue objectives and 400,000 of the remaining 800,000 shares if the Company achieves certain quarterly and annual cash flow objectives during the 2005 fiscal year and Mr. Thode remains employed by the Company through the applicable vesting date. The option will have an exercise price equal to $0.43 per share, which was the closing price of the Company’s common stock on the date of grant, which was January 11, 2005. The option expires ten years from the date of grant, unless earlier terminated.

If Mr. Thode’s employment is terminated: (1) by Mr. Thode’s death or disability, Mr. Thode or his estate or personal representative will be entitled to exercise the option, the extent vested at the time of his termination, for up to a year after his death or termination due to disability; (2) by the Company for cause, any portion of the option not already exercised will be immediately and automatically forfeited; or (3) for any other reason, the option may be exercised, to the extent vested at the time of his termination, for up to 90 days following his termination.

The description of the Employment Agreement with Mr. Thode is qualified by reference to the complete letter agreement and non-qualified stock option award agreement attached to the January 12 8-K as Exhibit 10.2 and which are incorporated herein by reference.

A copy of the press release dated February 10, 2005, that included the announcement of Mr. Thode’s appointment to the Board is attached to this Current Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit No.	Description
	10.1	Amendment to Loan Documents, dated February 10, 2005 by and among Manchester Securities Corporation, Alexander Finance, L.P., ISCO International, Inc., Spectral Solutions, Inc, and Illinois Superconductor Canada Corporation.*

	10.2	Letter Agreement dated January 6, 2005 between ISCO International, Inc. and John S. Thode (including Non-Qualified Stock Option Award Agreement).**

	99.1	Press Release of ISCO International, Inc. dated February 10, 2005*

*	Filed herewith.
**	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the securities and Exchange Commission on January 12, 2005 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date: February 15, 2005	By:	/s/ Frank Cesario
Frank Cesario
Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
10.1	Amendment to Loan Documents, dated February 10, 2005 by and among Manchester Securities Corporation, Alexander Finance, L.P., ISCO International, Inc., Spectral Solutions, Inc, and Illinois Superconductor Canada Corporation.*

10.2	Letter Agreement dated January 6, 2005 between ISCO International, Inc. and John S. Thode (including Non-Qualified Stock Option Award Agreement).**

99.1	Press Release of ISCO International, Inc. dated February 10, 2005*

*	Filed herewith.
**	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the securities and Exchange Commission on January 12, 2005 and incorporated herein by reference.